                                                                    EXHIBIT 10.1

================================================================================

                 SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT

                            DATED AS OF JUNE 25, 2006

                                     BETWEEN

                        FIDELITY NATIONAL FINANCIAL, INC.

                                       AND

                       FIDELITY NATIONAL TITLE GROUP, INC.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I       DEFINITIONS..............................................     2
SECTION 1.1.    Definitions..............................................     2
SECTION 1.2.    Other Definitions........................................     6

ARTICLE II      CLOSING TRANSACTIONS.....................................     7
SECTION 2.1.    Asset Contribution, Assumption of Liabilities and
                Delivery of Shares.......................................     7
SECTION 2.2.    Closing..................................................     8
SECTION 2.3.    Closing Deliveries.......................................     8
SECTION 2.4.    Conversion of FNT Class B Common Stock...................     9
SECTION 2.5.    Adjustments..............................................     9

ARTICLE III     REPRESENTATIONS AND WARRANTIES...........................     9
SECTION 3.1.    Representations and Warranties of FNF....................     9
                (a) Organization, Standing and Corporate Power...........     9
                (b) Capital Structure of the Subject Companies...........     9
                (c) Authority; Noncontravention..........................    11
                (d) Absence of Certain Changes or Events.................    12
                (e) Absence of Changes in Subject Company Benefit Plans..    13
                (f) Benefit Plans........................................    13
                (g) Taxes................................................    14
                (h) No Excess Parachute Payments; Section 162(m) of the
                    Code.................................................    15
                (i) SEC Documents; Subject Company Financial Statements..    15
                (j) Information Supplied.................................    17
                (k) Compliance with Applicable Laws......................    18
                (l) Litigation...........................................    18
                (m) Brokers..............................................    19
                (n) Opinion of Financial Advisor.........................    19
                (o) Other Assets.........................................    19
                (p) No Guaranty of FIS Obligations.......................    19
                (q) Environmental Matters................................    19
                (r) FIS Merger Agreement.................................    20
SECTION 3.2.    Representations and Warranties of FNT....................    20

                (a) Organization, Standing and Corporate Power...........    20
                (b) Capital Structure....................................    21
                (c) Authority; Noncontravention..........................    22
                (d) Absence of Certain Changes or Events.................    23
                (e) Absence of Changes in FNT Benefit Plans..............    24
                (f) FNT Benefit Plans....................................    24
                (g) Taxes................................................    24
                (h) No Excess Parachute Payments; Section 162(m) of the
                    Code.................................................    25
                (i) SEC Documents; Financial Statements..................    25
                (j) Information Supplied.................................    27
                (k) Compliance with Applicable Laws......................    27
                (l) Litigation...........................................    28
                (m) Brokers..............................................    28
                (n) Opinion of Financial Advisor.........................    28
                (o) Voting Requirements..................................    28

ARTICLE IV      COVENANTS................................................    28
SECTION 4.1.    Conduct of Business......................................    28
                (a) Conduct of Business by the Subject Companies.........    28
                (b) Conduct of Business by FNF...........................    31
                (c) Conduct of Business by FNT...........................    32
SECTION 4.2.    Advice of Changes........................................    34

ARTICLE V       ADDITIONAL AGREEMENTS....................................    34
SECTION 5.1.    Preparation of Form S-1 and the Information Statement;
                Preparation of Form S-8..................................    34
SECTION 5.2.    Treatment of FNF Equity Awards...........................    35
                (a) Options..............................................    35
                (b) Restricted Stock.....................................    35
                (c) Vesting..............................................    36
SECTION 5.3.    Employee Benefits........................................    36
SECTION 5.4.    FNT Stockholders Meeting.................................    37
SECTION 5.5.    Access to Information....................................    37
SECTION 5.6.    Reasonable Best Efforts..................................    38
SECTION 5.7.    Public Announcements.....................................    38
SECTION 5.8.    Consents, Approvals and Filings..........................    38
SECTION 5.9.    Directors and Officers...................................    38

SECTION 5.10.   Section 16 Matters.......................................    39
SECTION 5.11.   Related Party Agreements.................................    39
SECTION 5.12.   Certain Contributions....................................    39
SECTION 5.13.   Amended and Restated Articles............................    39
SECTION 5.14.   Intercompany Agreements..................................    39
SECTION 5.15.   Spin-off.................................................    39
SECTION 5.16.   Indemnification and Insurance............................    40
SECTION 5.17.   NYSE Listing.............................................    41
SECTION 5.18.   Conversion of FNT Class B Common Stock...................    41
SECTION 5.19.   Repayment of Promissory Notes............................    42

ARTICLE VI      CONDITIONS PRECEDENT.....................................    42
SECTION 6.1.    Conditions Precedent to Each Party's Obligations.........    42
                (a) Governmental and Regulatory Consents.................    42
                (b) No Injunctions or Restraints.........................    42
                (c) FNT Stockholder Approval.............................    42
                (d) Form S-1.............................................    43
                (e) FIS Merger Agreement.................................    43
                (f) Amendment of Related Party Agreements................    43
                (g) Termination of Intercompany Agreements...............    43
SECTION 6.2.    Conditions Precedent to Obligations of FNT...............    43
                (a) Representations and Warranties.......................    43
                (b) Performance of Obligations of FNF....................    43
                (c) Third-Party Consents and Waivers.....................    43
                (d) Other Agreements.....................................    44
                (e) Tax Matters..........................................    44
                (f) FNF Board Approval of Spin-off.......................    44
                (g) Assumed Liabilities..................................    44
SECTION 6.3.    Conditions Precedent to Obligations of FNF...............    44
                (a) Representations and Warranties.......................    44
                (b) Performance of Obligations of FNT....................    45
                (c) Third-Party Consents and Waivers.....................    45
                (d) Other Agreements.....................................    45
                (e) NYSE Listing.........................................    45
                (f) Tax Matters..........................................    45

ARTICLE VII     TERMINATION, AMENDMENT AND WAIVER........................    45
SECTION 7.1.    Termination..............................................    45
SECTION 7.2.    Effect of Termination....................................    46
SECTION 7.3.    Amendment................................................    46
SECTION 7.4.    Extension; Waiver........................................    46

ARTICLE VIII    GENERAL PROVISIONS.......................................    47
SECTION 8.1.    Nonsurvival of Representations and Warranties............    47
SECTION 8.2.    Fees and Expenses........................................    47
SECTION 8.3.    Notices..................................................    47
SECTION 8.4.    Interpretation...........................................    48
SECTION 8.5.    Counterparts.............................................    48
SECTION 8.6.    Entire Agreement; Third-Party Beneficiaries..............    49
SECTION 8.7.    Assignment...............................................    49
SECTION 8.8.    Governing Law............................................    49
SECTION 8.9.    Enforcement; Venue; Waiver of Jury Trial.................    49
SECTION 8.10.   Severability.............................................    50

EXHIBITS

Exhibit A   Form of Amended and Restated Articles
Exhibit B   Form of Assumption Agreement
Exhibit C   Form of Cross-Indemnity Agreement
Exhibit D   Form of Tax Disaffiliation Agreement

                 SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT

          SECURITIES EXCHANGE AND DISTRIBUTION AGREEMENT, dated as of June 25, 2006 (this "Agreement"), between Fidelity National Financial, Inc., a Delaware corporation ("FNF"), and Fidelity National Title Group, Inc., a Delaware corporation ("FNT").

          WHEREAS, FNF owns (i) all of the issued and outstanding shares of capital stock or other equity securities (the "Scheduled Securities") of the entities listed on Schedule A to this Agreement (the "Scheduled Entities"); (ii) 14,400,000 shares of common stock of Fidelity Sedgwick Holdings, Inc., a Delaware corporation ("FSH"; such shares, the "FSH Shares"); and (iii) 70,720 membership interests in Cascade Timberlands LLC, a Delaware limited liability company ("Cascade" and, collectively with the Scheduled Entities and FSH, the "Subject Companies"; such membership interests, the "Cascade Interests" and, collectively with the Scheduled Securities and the FSH Shares, the "Subject Securities");

          WHEREAS, FNF owns the Other Assets (as hereinafter defined);

          WHEREAS, FNF desires to transfer to FNT, and FNT desires to acquire from FNF, all of the Subject Securities and all of the Other Assets in exchange for the issuance by FNT to FNF of the FNT Shares (as hereinafter defined) and the assumption by FNT of the Assumed Liabilities (as hereinafter defined) (collectively, the "Asset Contribution");

          WHEREAS, the board of directors of FNT has resolved to recommend to the stockholders of FNT that they approve (i) the issuance of the FNT Shares,
(ii) the adoption of an amendment to the FNT 2005 Omnibus Incentive Plan (the "FNT Stock Plan") to increase the number of shares available for grants thereunder by 6,500,000 (the "FNT Stock Plan Amendment") and (iii) an amendment and restatement of the articles of incorporation of FNT to be effected immediately following the effective time of the FIS Merger (as hereinafter defined) such that, after giving effect thereto, the articles of incorporation of FNT shall be substantially in the form of Exhibit A hereto (the "Amended and Restated Articles") and, among other things, the name of FNT shall be "Fidelity National Financial, Inc."; and

          WHEREAS, the board of directors of FNF has approved the conversion by FNF of its shares of FNT Class B Common Stock into shares of FNT Class A Common Stock and the distribution, following the Closing, of all of the shares of FNT Class A Common Stock held by FNF to the holders of the outstanding shares of capital stock of FNF as of the Record Date (as defined herein) for such distribution (the "Spin-off");

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, FNF and FNT agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Definitions. For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

          Action or Proceeding: means any charge, complaint, grievance, action, suit, litigation, proceeding or arbitration, whether civil, criminal, administrative or investigative, by any Person, or any investigation or audit by any Governmental Entity.

          affiliate: of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          Assumed Liabilities: means all Liabilities of FNF, including the FNF Transaction Liabilities to the extent not paid by FNF prior to the Closing as required by Section 8.2, but excluding (i) all Liabilities of FNF to the extent FIS or any subsidiary of FIS has, as of or prior to the Closing, agreed in writing to be responsible therefor, (ii) all Liabilities of FNF to the extent arising out of or related to the ownership or operation of the assets or properties, or the operations or conduct of the business, of FIS or any subsidiary of FIS, to the extent FIS or any subsidiary of FIS has, as of or prior to the Closing, agreed to be responsible therefor, (iii) all guaranties or other similar contractual Liabilities of FNF in respect of a primary Liability of FIS or any subsidiary of FIS, and (iv) any Liability of FNF in respect of Taxes (as defined in the Tax Disaffiliation Agreement).

          Code: means the Internal Revenue Code of 1986, as amended.

          Disclosure Schedule: means the Disclosure Schedule (including any attachments thereto) delivered in connection with, and constituting a part of, this Agreement.

          Dual Service Provider: means an employee or director of FNF, who, following the Spin-off, will be employed by or serve as a director of both (a) FNT or any FNT Subsidiary and (b) FIS or any subsidiary of FIS, as so designated by the board of directors of FNF.

          Environment: means ambient air, surface water, ground water, land surface or subsurface strata.

          Environmental Claim: means, with respect to any Person, any written notice or claim by any other Person alleging or asserting Liability for investigatory costs, cleanup costs, response costs, personal injury, damage to natural resources and fines or penalties arising out of, based on or resulting from (a) the presence or release into the Environment of any Hazardous Material or (b) circumstances forming the basis of any violation or alleged violation of, or Liability or alleged Liability under, any Environmental Law.

          Environmental Law: means any Law concerning pollution or protection of the Environment, including all those relating to the use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Material.

          Exchange Number: means the sum of (a) 34,042,553 and (b) (i) the amount of cash included in the Other Assets, not to exceed $275,000,000, divided by (ii) $23.5.

          Excluded FNF Assets: means (i) any shares of capital stock of FNT, FIS or National Title Insurance of New York, Inc. and (ii) any other assets listed on Section 1.1(a) of the Disclosure Schedule.

          FIS: means Fidelity National Information Services, Inc.

          FIS Merger: means the merger of FNF into FIS pursuant to the FIS Merger Agreement.

          FIS Merger Agreement: means the merger agreement, of even date herewith, between FNF and FIS, providing for, among other things, the FIS Merger.

          FNF Material Adverse Effect: means (x) any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, Liabilities, business, condition (financial or otherwise) or results of operations of the Transferred Business taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date hereof, (B) general changes or developments in the industries in which the Transferred Business is operated occurring after the date hereof, (C) changes in laws or regulations occurring after the date hereof or (D) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on the relationships, contractual or otherwise, with any customers, distributors, partners or employees of the Subject Companies or the Subject Company Subsidiaries to the extent due to the announcement of this Agreement or the identity of the parties hereto, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on the Transferred Business, taken as a whole, relative to other participants in the industries in which the Transferred Business is operated, or (y) any material adverse effect on the ability of FNF to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

          FNF Transaction Liabilities: means all Liabilities of FNF, whether due or to become due, for all out-of-pocket expenses (including all fees and disbursements of financial advisors, legal counsel and other advisors and consultants to FNF and the special committee of the board of directors of FNF) incurred in connection with the Asset Contribution, the Spin-off, the FIS Merger and the other transactions contemplated by this Agreement.

          FNT Class A Common Stock: means FNT Class A Common Stock, par value $0.0001 per share.

          FNT Class B Common Stock: means FNT Class B Common Stock, par value $0.0001 per share.

          FNT Common Stock: means, collectively, FNT Class A Common Stock and FNT Class B Common Stock.

          Form S-1: a registration statement on Form S-1 (or Form S-4, if available) under the Securities Act to be filed with the SEC, if required, in respect of the distribution to stockholders of FNF of shares of common stock of FNT by FNF in connection with the Spin-off.

          Form S-8: means a registration statement on Form S-8 under the Securities Act to be filed with the SEC in respect of the Replacement Options.

          GAAP: means U.S. generally accepted accounting principles, consistently applied.

          Hazardous Material: means any hazardous material, toxic substance, pollutant or hazardous waste (including any petroleum products or byproducts) defined or regulated as such under any Environmental Laws.

          HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          Information Statement: the Information Statement to be filed with the SEC by FNT pursuant to Regulation 14C under the Exchange Act relating to the FNT Stockholder Approval, which may form part of the Form S-1 (if permitted).

          Lien: means any mortgage, pledge, deed of trust, claim, security interest, encumbrance, burden, title defect, charge or other similar restriction, lease, sublease, claim, right of others, title retention agreement, option, interest, easement, covenant, encroachment or other adverse claim.

          Liabilities: means any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation, penalty, responsibility, cost or expense, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise.

          NYSE: means the New York Stock Exchange, Inc.

          Option Letter Agreement: means the agreement of even date herewith among FNF, William P. Foley, II, Alan L. Stinson and Brent Bickett.

          Organizational Documents: as to any Person, its certificate or articles of incorporation or formation, by-laws and other organizational documents.

          Other Assets: means all cash held by FNF as of the Closing and all other properties, assets and rights of any nature, kind and description, tangible and intangible (including goodwill), whether real, personal or mixed, held by FNF immediately prior to the Closing, other than (i) the Subject Securities and (ii) the Excluded FNF Assets.

          Permitted Liens: means any (a) Lien that constitutes an Assumed Liability, (b) any Lien arising from acts of FNT, (c) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves (as determined according to GAAP) have been established on the appropriate financial statements with respect thereto, (d) any Lien (other than for taxes) arising by operation of statute and
(e) any Lien set forth on Section 1.1(b) of the Disclosure Schedule.

          Person: means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

          Record Date: means the close of business on the date to be determined by the FNF board of directors as the record date for determining the stockholders of FNF entitled to receive shares of FNT Class A Common Stock pursuant to a pro-rata distribution of shares of FNT Class A Common Stock as part of the Spin-off.

          SAP: means, with respect to any regulated insurance company, the statutory accounting practices prescribed or permitted by the state Governmental Entity charged with supervision of insurance companies in the domiciliary state of such company.

          Subject Company Material Adverse Effect: means, as to any Subject Company or any of its subsidiaries, any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, Liabilities, business, condition (financial or otherwise) or results of operations of such Subject Company (or, in the case of a Subject Company Subsidiary, the Subject Company of which such entity is a subsidiary) and its subsidiaries taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date hereof,
(B) general changes or developments in the industries in which such Subject Company and its subsidiaries operate occurring after the date hereof, (C) changes in laws or regulations occurring after the date hereof or (D) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on the relationships, contractual or otherwise, with any customers, distributors, partners or employees of such Subject Company or any of it subsidiaries to the extent due to the announcement of this Agreement or the identity of the parties hereto, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on such Subject Company and its subsidiaries, taken as a whole, relative to other participants in the industries in which such Subject Company and such subsidiaries operate.

          Subject Company Subsidiary: means a subsidiary of a Subject Company.

          subsidiary: of any Person means another Person 50% or more of the total combined voting power of all classes of capital stock or other voting interests of which, or 50% of more of the equity securities of which, is owned directly or indirectly by such first Person; provided that for purposes of this Agreement FNT and the FNT Subsidiaries shall not be considered subsidiaries of FNF.

          Transferred Business: means, collectively, the Subject Companies, the Subject Company Subsidiaries, the Other Assets and the Assumed Liabilities.

          SECTION 1.2. Other Definitions. In addition, the following capitalized terms are defined in the Sections or other provisions of this Agreement set forth below:

Agreement.................................................              Preamble
Amended And Restated Articles.............................              Recitals
Asset Contribution........................................              Recitals
Assumption Agreement......................................        Section 2.3(d)
Cascade...................................................              Recitals
Cascade Interests.........................................              Recitals
Cascade LLC Agreement.....................................        Section 3.1(b)
Closing...................................................           Section 2.2
Closing Date..............................................           Section 2.2
Cross-Indemnity Agreement.................................        Section 2.3(f)
ERISA.....................................................        Section 3.1(f)
Exchange Act..............................................        Section 3.1(c)
Executive Officers........................................        Section 3.1(d)
Filed FNF SEC Documents...................................        Section 3.1(d)
Filed FNT SEC Documents...................................        Section 3.2(d)
FIS.......................................................        Section 4.1(b)
FNF.......................................................              Preamble
FNF Insurance Company.....................................        Section 3.1(i)
FNF Option................................................        Section 5.2(a)
FNF Restricted Shares.....................................        Section 5.2(b)
FNF SEC Documents.........................................        Section 3.1(i)
FNT.......................................................              Preamble
FNT Benefit Plans.........................................        Section 3.2(f)
FNT Commonly Controlled Entity............................        Section 3.2(f)
FNT Insurance Company.....................................        Section 3.2(i)
FNT Material Adverse Effect...............................        Section 3.2(a)
FNT Preferred Stock.......................................        Section 3.2(b)
FNT SEC Documents.........................................        Section 3.2(i)
FNT Service Providers.....................................           Section 5.2
FNT Shares................................................        Section 2.1(a)
FNT Stock Plan............................................              Recitals
FNT Stock Plan Amendment..................................              Recitals
FNT Stockholder Approval..................................        Section 3.2(c)
FNT Stockholders Meeting..................................          Section 5.4
FNT Subsidiary............................................        Section 3.2(a)
FSH.......................................................              Recitals
FSH Shares................................................              Recitals
Governmental Entity.......................................        Section 3.1(c)
Indemnified Parties.......................................       Section 5.16(a)
Insurance Regulator.......................................        Section 3.1(k)
Intercompany Agreements...................................          Section 5.14
IRS.......................................................        Section 3.1(g)
Jacksonville Court........................................           Section 8.9
Non-Specialty Insurance Companies.........................        Section 3.1(i)

Non-Specialty Insurance Company Balance Sheet.............        Section 3.1(i)
Pension Plan..............................................        Section 3.1(f)
Permit....................................................        Section 3.1(k)
Related Party Agreements..................................          Section 5.11
Replacement Option........................................        Section 5.2(a)
Replacement Restricted Share..............................        Section 5.2(b)
Representatives...........................................           Section 5.5
Restricted Share Exchange Number..........................        Section 5.2(b)
Scheduled Entities........................................              Recitals
Scheduled Securities......................................              Recitals
SEC.......................................................        Section 3.1(c)
Securities Act............................................        Section 3.1(i)
Specialty Insurance Companies.............................        Section 3.1(i)
Specialty Insurance Company Financial Statements..........        Section 3.1(i)
Spin-off..................................................              Recitals
Spin-off Declaration......................................          Section 5.15
Subject Companies.........................................              Recitals
Subject Company Benefit Plans.............................        Section 3.1(f)
Subject Company Commonly Controlled Entity................        Section 3.1(f)
Subject Company Financial Statements......................        Section 3.1(i)
Subject Securities........................................              Recitals
Tax Disaffiliation Agreement..............................        Section 2.3(e)
Transfer Agent............................................          Section 5.15
Unconsolidated FNF Financial Statements...................   Section 3.1(i)(iii)
Welfare Plan..............................................        Section 3.1(f)

                                   ARTICLE II

                              CLOSING TRANSACTIONS

          SECTION 2.1. Asset Contribution, Assumption of Liabilities and Delivery of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined):

          (a) FNF shall transfer to FNT all right, title and interest of FNF in and to all of the Subject Securities and all right, title and interest of FNF in and to the Other Assets in exchange for (i) the Exchange Number of shares (the "FNT Shares") of FNT Class A Common Stock, and (ii) the assumption by FNT of the Assumed Liabilities; and

          (b) FNT shall issue and deliver the FNT Shares to FNF and assume and agree to pay, honor and discharge when due all of the Assumed Liabilities in accordance with their respective terms pursuant to the Assumption Agreement (as hereinafter defined), in exchange for the Subject Securities and the Other Assets.

          SECTION 2.2. Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of each of the conditions set forth in Article VI, the transfer by FNF to FNT of the Subject Securities and Other Assets, the issuance and delivery by FNT to FNF of the FNT Shares and the assumption by FNT of the Assumed Liabilities (the "Closing") shall take place at 9:00 a.m. on the date that is the seventh day following the date on which the last to be fulfilled or waived of the conditions set forth in
Article VI (other than those to be fulfilled or waived as of the Closing) shall be fulfilled or waived in accordance with this Agreement, at the offices of LeBoeuf, Lamb, Greene & MacRae LLP, 125 West 55th Street, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto. The actual date and time of the Closing are herein referred to as the "Closing Date."

          SECTION 2.3. Closing Deliveries. At the Closing:

          (a) FNF shall deliver to FNT certificates representing the respective Subject Securities, together with duly executed transfer forms including all such deeds, instruments, stock powers, transfer stamps or other documents as may be necessary to transfer full legal and beneficial ownership of such Subject Securities to FNT, free and clear of all Liens other than Permitted Liens;

          (b) FNF shall execute and deliver to FNT a bill of sale and such other deeds, instruments or other documents (each in substance and form reasonably satisfactory to FNT) as may be necessary to transfer full legal and beneficial title to the Other Assets to FNT, free and clear of all Liens other than Permitted Liens, and any cash that is a part of the Other Assets shall be paid by wire transfer of immediately available funds to an account designated by FNT to FNF in writing no later than two Business Days before the Closing;

          (c) FNT shall issue and deliver to FNF the FNT Shares, free and clear of all Liens;

          (d) FNT shall execute and deliver to FNF an assumption agreement with respect to the Assumed Liabilities in the form attached hereto as Exhibit B (the "Assumption Agreement");

          (e) FNT and FNF shall execute and deliver, and FNF shall cause FIS to execute and deliver, a tax disaffiliation agreement in the form attached as Exhibit C ("Tax Disaffiliation Agreement");

          (f) FNT shall execute and deliver, and FNF shall cause FIS to execute and deliver, a cross-indemnity agreement in the form attached as Exhibit D (the "Cross-Indemnity Agreement"); and

          (g) FNF shall deliver to FNT the certificate referred to in Section 6.2(a) and FNT shall deliver to FNF the certificate referred to in Section 6.3(a).

          SECTION 2.4. Conversion of FNT Class B Common Stock. FNF shall convert all shares of FNT Class B Common Stock held by it into shares of FNT Class A Common Stock in accordance with Section 5.18.

          SECTION 2.5. Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Closing Date, the issued and outstanding shares of capital stock of FNT or securities convertible or exchangeable into or exercisable for shares of capital stock of FNT shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, redenomination, merger, issuer tender or exchange offer, or other similar transaction (other than repurchase of shares, issuance of shares pursuant to exercise of stock options or grants of stock options to employees made in the ordinary course of business consistent with past practice), then the consideration set forth in
Section 2.1(a) of this Agreement and any other dependent items shall be equitably adjusted and as so adjusted shall, from and after the date of such event, be such consideration or other dependent item.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.1. Representations and Warranties of FNF. FNF represents and warrants to FNT as follows:

          (a) Organization, Standing and Corporate Power. Each of FNF, each Subject Company and each Subject Company Subsidiary (as hereinafter defined) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (in such jurisdictions where such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted. Each of FNF, the Subject Companies and the Subject Company Subsidiaries is duly qualified to do business and is in good standing (in such jurisdictions where such concept is applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). True and complete copies of the Organizational Documents of each Subject Company and each Subject Company Subsidiary as in effect on the date hereof have been heretofore made available to FNT.

          (b) Capital Structure of the Subject Companies.

               (i) Section 3.1(b)(i) of the Disclosure Schedule sets forth for each Subject Company: (i) the number, type, class and series of equity securities of such Subject Company that are (x) in the case of any Subject Company that is a wholly-owned subsidiary of FNF, issued and outstanding, or (y) in the case of any

          Subject Company that is not a wholly-owned subsidiary of FNF, issued and outstanding as of May 31, 2006; (ii) the number of equity securities of such Subject Company reserved for issuance pursuant to outstanding options, warrants or other similar rights; and (iii) the number of equity securities of such Subject Company held by FNF or by such Subject Company in its treasury. Except as set forth above, (A) as of May 31, 2006, no shares of capital stock or other equity securities of any Subject Company that is not a wholly-owned subsidiary of FNF are issued, reserved for issuance or outstanding, and (B) no shares of capital stock or other equity securities of any Subject Company that is a wholly-owned subsidiary of FNF are issued, reserved for issuance or outstanding. All outstanding shares of capital stock, membership interests or other equity securities of each Subject Company are, and all shares, membership interests or other equity securities that may be issued pursuant to any employee stock plan, options, warrants or other similar rights will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of any Subject Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of any Subject Company may vote are issued or outstanding. Except as set forth in Section 3.1(b)(i) of the Disclosure Schedule, FNF is the record and beneficial owner of all of the outstanding shares of capital stock, membership interests or other equity securities of each Subject Company, free and clear of all Liens, but in the case of the Cascade Interests, subject to the terms of the Cascade Timberlands LLC Amended and Restated Limited Liability Company Agreement dated as of December 31, 2004 (the "Cascade LLC Agreement"). Except as set forth in Section 3.1(b)(i) of the Disclosure Schedule, there are no securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which FNF or any Subject Company is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any Subject Company, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.1(b)(i) of the Disclosure Schedule, neither FNF nor any Subject Company is a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer of any Subject Securities or affecting the voting of any shares of capital stock of FNF or of any Subject Securities. Assuming FNT has the requisite power and authority to be the lawful owner of the Subject Securities, upon the consummation of the transactions contemplated by this Agreement, good and valid title to the Subject Securities will pass to FNT, free and clear of all Liens other than Permitted Liens and in the case of the Cascade Interests, subject to the terms of the Cascade LLC Agreement.

               (ii) Section 3.1(b)(ii) of the Disclosure Schedule lists each Subject Company Subsidiary. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, all of the outstanding shares of capital stock or other equity securities of each Subject Company Subsidiary have been validly issued and are fully paid and non-assessable (in the case of any Subject Company Subsidiary that is not organized in the United States, to the extent such concepts are applicable) and are owned by such Subject Company, free and clear of all Liens other than Permitted Liens. No bonds, debentures, notes or other indebtedness of any Subject Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of any Subject Company Subsidiary may vote are issued or outstanding. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, there are no securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which any Subject Company or any Subject Company Subsidiary is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any Subject Company Subsidiary, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule, no Subject Company nor any Subject Company Subsidiary is a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer or affecting the voting of any shares of capital stock of any Subject Company Subsidiary. Except for the capital stock or other equity securities of the Subject Companies and the Subject Company Subsidiaries and the other ownership interests listed in Section 3.1(b)(ii) of the Disclosure Schedule, none of FNF, the Subject Companies or the Subject Company Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any Person other than interests held for investment purposes that do not exceed 10% of the voting securities of any such single Person. Except as set forth in Section 3.1(b)(ii) of the Disclosure Schedule or for investment portfolio activities of any FNF Insurance Company, none of FNF or, to the knowledge of FNF, the Subject Companies (other than FSH or Cascade) or the Subject Company Subsidiaries (other than any subsidiary of FSH or Cascade) is subject to any obligation or requirement or has entered into any agreement to make any investment (in the form of a capital contribution, loan or otherwise) in any Person other than in Subject Companies (other than FSH or Cascade) and Subject Company Subsidiaries (other than any subsidiary of FSH or Cascade).

               (iii) Section 3.1(b)(iii) of the Disclosure Schedule sets forth all outstanding stock options, grants of restricted stock, stock appreciation rights, phantom stock, equity awards, and similar rights with respect to FNF as of May 31, 2006, and identifies which options and rights are subject to FNT's obligation to grant Replacement Options or Replacement Restricted Shares (as defined herein) pursuant to Section 5.2 hereof.

          (c) Authority; Noncontravention. FNF has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FNF and the consummation by FNF of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FNF. This Agreement has been duly executed and delivered by FNF and, assuming this Agreement constitutes the valid and binding agreement of FNT, constitutes a valid and binding obligation of FNF, enforceable against FNF in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity. Except as set forth in Section 3.1(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (x) conflict with any of the provisions of the Organizational Documents of FNF or of any Subject Company or Subject Company Subsidiary, (y) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any Person under, or result in the creation of any Lien on any property or asset of FNF or any Subject Company or Subject Company Subsidiary under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which FNF or such Subject Company or Subject Company Subsidiary is a party or by which FNF or any Subject Company or Subject Company Subsidiary or any of their assets is bound or affected, or (z) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to FNF or any Subject Company or Subject Company Subsidiary or any of their respective properties or assets, which, in the case of clauses (y) and (z) above, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of any Subject Company and its subsidiaries). No consent, approval or authorization of, or declaration or filing with, or notice to, any court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (a "Governmental Entity"), is required by or with respect to FNF, the Subject Companies or any of the Subject Company Subsidiaries in connection with the execution and delivery of this Agreement by FNF or the consummation by FNF of the transactions contemplated hereby, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Section 3.1(c) of the Disclosure Schedule, (ii) the filing with the Securities and Exchange Commission (the "SEC") of such reports and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing with the SEC of the Form S-1, (iv) such other consents, approvals, authorizations, declarations, filings or notices as are set forth in
     Section 3.1(c) of the Disclosure Schedule, and (v) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of any Subject Company and its subsidiaries).

          (d) Absence of Certain Changes or Events. Except as set forth in the FNF SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed FNF SEC Documents") or Section 3.1(d) of the Disclosure Schedule or in connection with the transactions contemplated hereby, since December 31, 2005, each of

     FNF, the Subject Companies and the Subject Company Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any change, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of any Subject Company and its subsidiaries), (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FNF's or the Subject Company's outstanding equity securities (except, in the case of FNF, for ordinary quarterly cash dividends), (iii) any split, combination or reclassification of any of the Subject Companies' outstanding equity securities or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for its outstanding equity securities, (iv) (x) any granting by any Subject Company to any of the President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel or any Executive Vice President (the "Executive Officers") of such Subject Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 2005, (y) any granting by any Subject Company to any such Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2005 or (z) any entry by any Subject Company into any employment, severance or termination agreement with any such Executive Officer or (v) any change in accounting methods, principles or practices by any Subject Company or Subject Company Subsidiary materially affecting its assets, liabilities or business, including in the case of any FNF Insurance Company (as hereinafter defined), any change with respect to the establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may have been required by a change in GAAP or SAP.

          (e) Absence of Changes in Subject Company Benefit Plans. Except as set forth in Section 3.1(e) of the Disclosure Schedule, since December 31, 2005, there has not been any adoption or material amendment by any Subject Company or any Subject Company Subsidiary of any collective bargaining agreement or any Subject Company Benefit Plan (as defined in Section 3.1(f)).

          (f) Benefit Plans. (i) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other plan, arrangement or policy (written or oral) relating to compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by FNF, any Subject Company or any Subject Company Subsidiary for the benefit of any present or former officer, employee, agent, director or independent contractor of FNF, such Subject Company or such Subject Company Subsidiary (all the foregoing being herein called "Subject Company Benefit Plans") has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

               (ii) None of FNF, the Subject Companies, the Subject Company Subsidiaries or any other Person or entity that together with such Subject Company is treated as a single employer under Section 414(b),
          (c), (m) or (o) of the Code (each a "Subject Company Commonly Controlled Entity") has incurred any material Liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course).

               (iii) No Subject Company Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from or incurred any contractual Liability to any multiemployer plan resulting or which would reasonably be expected to result in any material "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

               (iv) There are no material Actions or Proceedings pending with respect to any Subject Company Benefit Plans, other than routine benefit claims, qualified domestic relations orders (as defined in Section 206(d) of ERISA) and qualified medical child support orders (as defined in Section 609 of ERISA) and, to FNF's knowledge, no such material Actions or Proceedings are threatened.

          (g) Taxes. (i) Each of FNF, the Subject Companies and the Subject Company Subsidiaries has timely filed (taking into account all available extensions) all material tax returns and material reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by FNF, the Subject Companies and the Subject Company Subsidiaries are complete and accurate in all material respects. Each of FNF, the Subject Company and each Subject Company Subsidiary has paid (or FNF or such Subject Company has paid on such Subject Company Subsidiaries' behalf) all taxes shown as due on such returns, and the Subject Company Financial Statements and the financial statements contained in the Filed FNF SEC Documents, as the case may be, reflect an adequate reserve for all taxes payable by FNF, the Subject Companies and the Subject Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any taxes have been proposed, asserted or assessed against FNF, any Subject Company or any Subject Company Subsidiary that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries), and no requests for waivers of the time to assess any such taxes have been granted or are pending. Except as set forth in
          Section 3.1(g) of the Disclosure Schedule, the Federal and state income tax returns of FNF, each Subject Company and each of its subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service (the "IRS") or the appropriate state taxation authorities, as the case may be, or the statute of limitations on assessment or collection of any Federal or state income taxes due from such Subject Company or any of its subsidiaries has expired, for all taxable years of such Subject Company or any of its subsidiaries through the taxable year ended December 31, (a) 2001 for Federal income tax purposes and (b) 1999 for state income tax purposes.

               (iii) As used in this Agreement, "taxes" shall include all federal, state, local and foreign income, franchise, premium, property, sales, excise, employment, payroll, withholding and other taxes, tariffs or other governmental charges, including interest, penalties and other additions.

          (h) No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as set forth in Section 3.1(h) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or Subject Company Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) would reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of FNF or of any Subject Company or any of its subsidiaries and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

               (ii) Except as set forth in Section 3.1(h) of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries), the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by FNF, any Subject Company or any Subject Company Subsidiary under any contract, Subject Company Benefit Plan, program, arrangement or understanding currently in effect.

          (i) SEC Documents; Subject Company Financial Statements.

               (i) FNF has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since January 1, 2004 (the "FNF SEC Documents"). As of their respective dates, the FNF SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such FNF SEC Documents, and none of the FNF SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any FNF SEC Document has been revised or superseded by a later Filed FNF SEC Document (as defined in Section 3.1(d)), none of the FNF SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) FNF has delivered or made available to FNT copies (which copies are complete and correct) of (A) the unaudited combined balance sheets and related statements of income of Fidelity National Insurance Company, Fidelity National Insurance Services, Inc. and National Alliance Marketing Group, Inc. and their respective consolidated subsidiaries (collectively, the "Specialty Insurance Companies") for the 2004 and 2005 fiscal years and as of March 31, 2006 and for the three months then ended (the "Specialty Insurance Company Financial Statements"), and (B) the unaudited consolidated balance sheet of FNF and its subsidiaries other than FNT, FIS and the Specialty Insurance Companies (such subsidiaries, the "Non-Specialty Insurance Companies") as of April 30, 2006 (the "Non-Specialty Insurance Company Balance Sheet" and, collectively with the Specialty Insurance Company Financial Statements, the "Subject Company Financial Statements"). Except as set forth on Section 3.1(i)(ii) of the Disclosure Schedule, the Specialty Insurance Company Financial Statements were prepared in accordance with GAAP applied on a consistent basis and present fairly in all material respects the financial condition at their respective dates and results of operations of the Specialty Insurance Companies on a combined basis for the periods then ended, subject to the absence of cash flow statements and footnotes and, in the case of the interim financial statements contained therein, to normal year-end adjustments. Except as set forth on Section 3.1(i)(ii) of the Disclosure Schedule, the Non-Specialty Insurance Company Balance Sheet was prepared in accordance with GAAP applied on a consistent basis and presents fairly in all material respects the financial condition at April 30, 2006 of FNF and the Non-Specialty Insurance Companies on a consolidated basis, subject to the absence of cash flow statements and footnotes and to normal year-end adjustments. Except as set forth in the Subject Company Financial Statements or in Section 3.1(i)(ii) of the Disclosure Schedule, no Subject Company or any of its subsidiaries has any material Liabilities that would be required by GAAP to be set forth on a consolidated balance sheet of such Subject Company and its consolidated subsidiaries, other than Liabilities incurred after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have, with respect to such Subject Company and its subsidiaries, a Subject Company Material Adverse Effect.

               (iii) The Annual Statement for the year ended December 31, 2005, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 2006, together with all exhibits and schedules thereto, with respect to each Subject Company or Subject Company Subsidiary that is a regulated insurance company (an "FNF Insurance Company"), in each case as filed with the applicable Insurance Regulator (as hereinafter defined) in such FNF Insurance Company's domiciliary state, were prepared in conformity with SAP and present fairly in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such FNF Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such FNF Insurance Company for each of the periods then ended. No deficiencies or violations material to the financial condition or operations of any FNF Insurance Company have been asserted in writing by any Insurance Regulator since January 1, 2004 which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator. Except as set forth in
          Section 3.1(i)(iii) of the Disclosure Schedule or in such Annual Statement for such FNF Insurance Company, no FNF Insurance Company has any material Liabilities that would be required by SAP to be set forth on a consolidated balance sheet of such FNF Insurance Company and its consolidated subsidiaries or in the notes thereto, other than Liabilities incurred after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have a Subject Company Material Adverse Effect.

               (iv) The audited unconsolidated balance sheets of FNF and the related audited unconsolidated statements of earnings, retained earnings and cash flows as of and for the years ended December 31, 2004 and 2005 (collectively, the "Unconsolidated FNF Financial Statements") filed as Schedule II to the consolidated financial statements of FNF filed with FNF's annual report on Form 10-K for the year ended December 31, 2005, when considered in relation to such consolidated FNF financial statements taken as a whole, present fairly, in all material respects, the information set forth therein. Except as set forth in Section 3.1(i)(iv) of the Disclosure Schedule or in the Unconsolidated FNF Financial Statements, FNF has no material Liabilities that would be required by GAAP to be set forth on an unconsolidated balance sheet of FNF or in the notes thereto, other than Liabilities incurred (a) after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect, or (b) in connection with this Agreement and the FIS Merger.

               (v) Except as set forth in the Subject Company Financial Statements, the Annual Statement for each FNF Insurance Company and the Unconsolidated FNF Financial Statements, FNF, the Subject Companies and Subject Company Subsidiaries do not have any Liabilities that, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect.

          (j) Information Supplied. None of the information supplied or to be supplied by FNF specifically for inclusion or incorporation by reference in
     (i) the Form S-1 will at the time the Form S-1 becomes effective under the Securities Act, at the time any amendment or supplement thereto becomes effective under the Securities Act or at the Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Information Statement will, at the date it is first mailed to FNT's stockholders or at the time of the FNT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation or warranty is made by FNF in this Section 3.1(j) with respect to information supplied by FNT specifically for inclusion or incorporation by reference in the Form S-1 or the Information Statement.

          (k) Compliance with Applicable Laws. Each of FNF, the Subject Companies and the Subject Company Subsidiaries has in full force and effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, consents, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect and for defaults under Permits which failures or defaults would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). Except as set forth in Section 3.1(k) of the Disclosure Schedule, each of FNF, the Subject Companies and the Subject Company Subsidiaries is in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity to which they are subject, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). Except as set forth in
     Section 3.1(k) of the Disclosure Schedule and except for routine examinations by state Governmental Entities charged with supervision of insurance companies ("Insurance Regulators"), there is no Action or Proceeding by any Governmental Entity pending or, to the knowledge of FNF, threatened against or with respect to FNF or any Subject Company or Subject Company Subsidiary or the Transferred Business, other than, in each case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries). Except as set forth in Section 3.1(k) of the Disclosure Schedule, none of FNF, the Subject Companies and the Subject Company Subsidiaries is a party to any agreement, commitment or understanding, written or oral, with any Insurance Regulator, except for routine agreements, commitments and understandings with such Insurance Regulators which would not, individually or in the aggregate, reasonably be expected to be material to the business of the FNF Insurance Companies taken as a whole.

          (l) Litigation. Except as set forth in Section 3.1(l) of the Disclosure Schedule or for matters that, as of the date of this Agreement, are subject to indemnification by FNT in favor of FNF, there is no material Action or Proceeding pending or, to the knowledge of FNF, threatened against or affecting FNF, any Subject Company, any Subject Company Subsidiary or the Transferred Business or seeking to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any material judgment, decree, injunction or order of any Governmental Entity outstanding against FNF, any of the Subject Companies, any of the Subject Company Subsidiaries or any Other Assets. For purposes of this
     Section 3.1(l), the term "material" shall have the meaning specified in
     Section 3.1(l) of the Disclosure Schedule.

          (m) Brokers. No broker, investment banker, financial advisor or other Person, other than Bear, Stearns & Co. Inc., the fees and expenses of which will be paid by FNF, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Asset Contribution, the Spin-off, the FIS Merger, or the other transactions contemplated by this Agreement, based upon arrangements made by or on behalf of FNF.

          (n) Opinion of Financial Advisor. FNF has received the opinion of its financial advisor, Bear, Stearns & Co. Inc., to the effect that, as of the date of this Agreement, the consideration to be received by FNF and its stockholders pursuant to this Agreement and the FIS Merger Agreement, taken together, is fair, from a financial point of view, to the stockholders of FNF.

          (o) Other Assets. FNF has good and marketable title to or a valid leasehold or license interest in all of the Other Assets, free and clear of all Liens other than Permitted Liens. Assuming FNT has the requisite power and authority to be the lawful owner, lessee or licensee of the Other Assets, upon the consummation of the transactions contemplated by this Agreement, good and marketable title to or a valid leasehold or license interest in the Other Assets will pass to FNT, free and clear of all Liens other than Permitted Liens.

          (p) No Guaranty of FIS Obligations. The Subject Companies and the Subject Company Subsidiaries have not guaranteed any material obligations of FIS, any FIS Subsidiary or National Title Insurance of New York, Inc.

          (q) Environmental Matters. Except as set forth in Section 3.1(q) of the Disclosure Schedule:

               (i) FNF, the Subject Companies and Subject Company Subsidiaries are in compliance with all applicable Environmental Laws, except where failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect (in the case of FNF) or a Subject Company Material Adverse Effect (in the case of such Subject Company and its subsidiaries);

               (ii) Since the date that is three years prior to the date of this Agreement or, in the case of any Subject Company or Subject Company Subsidiary in which FNF acquired its interest at a later date, such later date, none of FNF, the Subject Companies or the Subject Company Subsidiaries has received any material Environmental Claim concerning compliance with, or liability under, any Environmental Law with respect to any real property now or formerly owned, leased or operated by FNF, the Subject Companies and Subject Company Subsidiaries;

               (iii) FNF, the Subject Companies and Subject Company Subsidiaries have all material Permits required under applicable Environmental Laws for the conduct of their respective businesses, as presently conducted, and FNF, the Subject Companies and Subject Company Subsidiaries are in material compliance with all such Permits;

               (iv) None of FNF, the Subject Companies and Subject Company Subsidiaries is party to, or subject to the terms of, any material order that imposes any future Liability under any Environmental Law in connection with its respective businesses; and

               (v) To FNF's knowledge after due inquiry, there have been no releases of Hazardous Materials at, on, under or from any real property now or formerly owned, leased or operated by FNF, the Subject Companies and Subject Company Subsidiaries that would be reasonably likely to result in material Liabilities or obligations under Environmental Law.

          (r) FIS Merger Agreement. FNF has delivered or made available to FNT a complete and correct copy of the FIS Merger Agreement.

          SECTION 3.2. Representations and Warranties of FNT. FNT represents and warrants to FNF as follows:

          (a) Organization, Standing and Corporate Power. Each of FNT and each FNT Subsidiary (as hereinafter defined) is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (in such jurisdictions where such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate, limited liability company or other entity power and authority to carry on its business as now being conducted. Each of FNT and each FNT Subsidiary is duly qualified to do business and is in good standing (in such jurisdictions where such concept is applicable) in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not have an FNT Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, (i) an "FNT Subsidiary" means a subsidiary of FNT, and (ii) an "FNT Material Adverse Effect" means (x) any event, circumstance or change that, individually or in the aggregate, is or would reasonably be likely to be materially adverse to the assets, Liabilities, business, condition (financial or otherwise) or results of operations of FNT and the FNT Subsidiaries taken as a whole, other than any such event, circumstance or change to the extent resulting from (A) changes in general economic conditions affecting the United States occurring after the date hereof, (B) general changes or developments in the industry in which FNT and the FNT Subsidiaries operate occurring after the date hereof,
     (C) changes in laws or regulations occurring after the date hereof or (D) the announcement of this Agreement and the transactions contemplated hereby, including any termination of, reduction in or similar negative impact on the relationships, contractual or otherwise, with any customers, distributors, partners or employees of FNT and the FNT Subsidiaries to the extent due to the announcement of this Agreement or the identity of the parties hereto, unless, in the case of the foregoing clause (A) or (B), such changes referred to therein have a materially disproportionate effect on FNT and the FNT Subsidiaries taken as a whole relative to other participants in the industry in which FNT and the FNT Subsidiaries operate, or (y) any material adverse effect on the ability of FNT to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. True and complete copies of the Organizational Documents of FNT and each FNT Subsidiary as in effect on the date hereof have been heretofore made available to FNF.

          (b) Capital Structure.

               (i) The authorized capital stock of FNT consists of (x) 300,000,000 shares of FNT Class A Common Stock and 300,000,000 shares of FNT Class B Common Stock, and (y) 50,000,000 shares of preferred stock, par value $0.0001 per share ("FNT Preferred Stock"). 31,147,357 shares of FNT Class A Common Stock, 143,176,041 shares of FNT Class B Common Stock and no shares of FNT Preferred Stock are issued and outstanding. 6,695shares of FNT Class A Common Stock and no shares of FNT Class B Common Stock are held by FNT Subsidiaries or by FNT in its treasury. 3,024,000 shares of FNT Class A Common Stock are reserved for issuance pursuant to outstanding options to purchase shares of FNT Common Stock granted under the FNT Stock Plan. Except as set forth above, no shares of capital stock or other equity securities of FNT are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of FNT are, and the FNT Shares and any shares issued upon the exercise of options under the FNT Stock Plan will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of FNT having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of FNT may vote are issued or outstanding. Except as set forth above, there are not any securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which FNT is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of FNT, or obligating FNT to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.2(b)(i) of the Disclosure Schedule, FNT is not a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer of FNT Common Stock or affecting the voting of any shares of capital stock of FNT.

               (ii) Section 3.2(b)(ii) of the Disclosure Schedule lists each FNT Subsidiary. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule, all of the outstanding shares of capital stock or other equity securities of each FNT Subsidiary have been validly issued and are fully paid and non-assessable (in the case of any FNT Subsidiary that is not organized in the United States, to the extent such concepts are applicable) and are owned by FNT, free and clear of all Liens. No bonds, debentures, notes or other indebtedness of any FNT Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of any FNT Subsidiary may vote are issued or outstanding. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule, there are no securities, preemptive rights, options, warrants, rights, commitments or agreements of any kind to which FNT or any FNT Subsidiary is a party or by which any of them is bound obligating any of them to issue, sell or deliver, or repurchase, redeem or otherwise acquire, shares of capital stock or other equity or voting securities of any FNT Subsidiary, or obligating any of them to issue, sell, deliver, grant, extend or enter into any such security, option, warrant, right, commitment or agreement. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule, neither FNT nor any FNT Subsidiary is a party to or bound by any agreement, proxy, voting trust or other arrangement restricting the transfer or affecting the voting of any shares of capital stock of any FNT Subsidiary. Except for the capital stock or other equity securities of such subsidiaries and the other ownership interests listed in Section 3.2(b)(ii) of the Disclosure Schedule, FNT does not own, directly or indirectly, any capital stock or other ownership interest in any Person other than interests held for investment purposes that do not exceed 10% of the voting securities of any such single Person. Except as set forth in Section 3.2(b)(ii) of the Disclosure Schedule or for investment portfolio activities of any FNT Insurance Company, none of FNT or the FNT Subsidiaries is subject to any obligation or requirement and has not entered into any agreement to make any investment (in the form of a capital contribution, loan or otherwise) in any Person.

          (c) Authority; Noncontravention. FNT has all requisite corporate power and authority to enter into this Agreement and, subject to the approval of its stockholders as set forth in Section 5.4 (the "FNT Stockholder Approval"), FNT and each of the FNT Subsidiaries have all requisite corporate power and authority to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FNT and the consummation by FNT of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of FNT, subject to the FNT Stockholder Approval. This Agreement has been duly executed and delivered by and, assuming this Agreement constitutes the valid and binding agreement of FNF, constitutes a valid and binding obligation of FNT, enforceable against FNT in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity. Except as set forth in Section 3.2(c) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, (x) conflict with any of the provisions of the Organizational Documents of FNT or of any FNT Subsidiary, (y) subject to the matters referred to in the next sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, require the consent of any Person under, or result in the creation of any Lien on any property or asset of FNT or any FNT Subsidiary under, any indenture or other agreement, permit, franchise, license or other instrument or undertaking to which FNT or any of the FNT Subsidiaries is a party or by which FNT or any of the FNT Subsidiaries or any of their assets is bound or affected, or (z) subject to the matters referred to in the next sentence, contravene any statute, law, ordinance, rule, regulation, order, judgment, injunction, decree, determination or award applicable to FNT or any of the FNT Subsidiaries or any of their respective properties or assets, which, in the case of clauses (y) and (z) above, individually or in the aggregate, would reasonably be expected to have an FNT Material Adverse Effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity is required by or with respect to FNT or any of the FNT Subsidiaries in connection with the execution and delivery of this Agreement by FNT or the consummation by FNT or any FNT Subsidiary, as the case may be, of any of the transactions contemplated by this Agreement, except for (i) the approvals, filings or notices required under the insurance laws of the jurisdictions set forth in Section 3.2(c) of the Disclosure Schedule, (ii) the filing with the SEC of such reports and other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing with the SEC of the Form S-1, the Form S-8 and the Information Statement, (iv) such other consents, approvals, authorizations, filings or notices as are set forth in Section 3.2(c) of the Disclosure Schedule and
     (v) such other consents, approvals, authorizations, declarations, filings or notices the failure to obtain or make which, in the aggregate, would not have an FNT Material Adverse Effect.

          (d) Absence of Certain Changes or Events. Except as set forth in the FNT SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed FNT SEC Documents") or in Section 3.2(d) of the Disclosure Schedule or in connection with the transactions contemplated hereby, since December 31, 2005, each of FNT and the FNT Subsidiaries has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any change, circumstance, effect, event, development or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have an FNT Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FNT's outstanding capital stock (other than ordinary quarterly cash dividends), (iii) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iv) (x) any granting by FNT or any of the FNT Subsidiaries to any Executive Officer of FNT or such FNT Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 2005, (y) any granting by FNT or any of the FNT Subsidiaries to any such Executive Officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of December 31, 2005 or (z) any entry by FNT or any FNT Subsidiary into any employment, severance or termination agreement with any such Executive Officer or other employee or (v) any change in accounting methods, principles or practices by FNT or any of the FNT Subsidiaries materially affecting its assets, liabilities or business, including any change with respect to the establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may have been required by a change in GAAP or SAP.

          (e) Absence of Changes in FNT Benefit Plans. Except as set forth in the Filed FNT SEC Documents or in Section 3.2(e) of the Disclosure Schedule, since December 31, 2005, there has not been any adoption or material amendment by FNT or any FNT Subsidiary of any collective bargaining agreement or any FNT Benefit Plan (as defined in Section 3.2(f)).

          (f) FNT Benefit Plans. (i) Each Pension Plan, Welfare Plan, and each other plan, arrangement or policy (written or oral) relating to compensation, deferred compensation, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by FNT or any FNT Subsidiary for the benefit of any present or former officer, employee, agent, director or independent contractor of FNT or any FNT Subsidiary (all the foregoing being herein called "FNT Benefit Plans") has been established, funded, maintained and administered in all material respects in accordance with its terms and in compliance in all material respects with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements.

               (ii) None of FNT, the FNT Subsidiaries or any other Person or entity that together with FNT is treated as a single employer under
          Section 414(b), (c), (m) or (o) of the Code (each a "FNT Commonly Controlled Entity") has incurred any material Liability under Title IV of ERISA (other than for the payment of benefits or Pension Benefit Guaranty Corporation insurance premiums, in either case in the ordinary course).

               (iii) No FNT Commonly Controlled Entity is obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from or incurred any contractual Liability to any multiemployer plan resulting or which would reasonably be expected to result in any material "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

               (iv) There are no material Actions or Proceedings pending with respect to any FNT Benefit Plans, other than routine benefit claims, qualified domestic relations orders (as defined in Section 206(d) of ERISA) and qualified medical child support orders (as defined in
          Section 609 of ERISA) and, to FNT's knowledge, no such material Actions or Proceedings are threatened.

          (g) Taxes. (i) Each of FNT and the FNT Subsidiaries has timely filed (taking into account all available extensions) all material tax returns and material reports required to be filed by it or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. All tax returns filed by FNT and the FNT Subsidiaries are complete and accurate in all material respects. FNT and each of the FNT

     Subsidiaries have paid (or FNT has paid on the FNT Subsidiaries' behalf) all taxes shown as due on such returns, and the most recent audited consolidated and combined financial statements contained in the Filed FNT SEC Documents reflect an adequate reserve for all taxes payable by FNT and the FNT Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any taxes have been proposed, asserted or assessed against FNT or any FNT Subsidiary that are not adequately reserved for, except for deficiencies that, individually or in the aggregate, would not have an FNT Material Adverse Effect, and no requests for waivers of the time to assess any such taxes have been granted or are pending. The Federal and state income tax returns of FNT and each FNT Subsidiary consolidated in such returns have been examined by and settled with the United States Internal Revenue Service or the appropriate state taxation authorities, as the case may be, or the statute of limitations on assessment or collection of any Federal or state income taxes due from FNT or any of its subsidiaries has expired, for all taxable years of FNT or any of the FNT Subsidiaries through the taxable year ended December 31, (a) 2001, for Federal income tax purposes and December 31, (b) 1999, for state income tax purposes.

          (h) No Excess Parachute Payments; Section 162(m) of the Code. (i) Except as set forth in Section 3.2(h) of the Disclosure Schedule, none of the transactions contemplated by this Agreement shall constitute a triggering event under any employment, severance or termination agreement or other compensation arrangement or FNT Benefit Plan currently in effect which (either alone or upon the occurrence of any additional or subsequent event) would reasonably be expected to result in any payment, acceleration, vesting or increase in benefits to any current or former officer, employee or director of FNT or any of its subsidiaries and which would constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

               (ii) Except as set forth in Section 3.2(h) of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect, the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by FNT or any FNT Subsidiary under any contract, FNT Benefit Plan, program, arrangement or understanding currently in effect.

          (i) SEC Documents; Financial Statements.

               (i) FNT has filed all reports, schedules, forms, statements and other documents required to be filed with the SEC since October 1, 2005 (the "FNT SEC Documents"). As of their respective dates, the FNT SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such FNT SEC Documents, and none of the FNT SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any FNT SEC Document has been revised or superseded by a later Filed FNT SEC Document (as defined in Section 3.2(d)), none of the FNT SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) The consolidated and combined financial statements of FNT included in the FNT SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited consolidated and combined quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated and combined financial position of FNT and its subsidiaries as of the dates thereof and the consolidated and combined results of their operations and their cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end adjustments). Except as set forth in the Filed FNT SEC Documents or in Section 3.2(i)(ii) of the Disclosure Schedule, neither FNT nor any FNT Subsidiary has any material Liabilities that would be required by GAAP to be set forth on a consolidated balance sheet of FNT and its consolidated subsidiaries or in the notes thereto, other than Liabilities incurred (a) after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect or (b) in connection with this Agreement and the FIS Merger.

               (iii) The Annual Statement for the year ended December 31, 2005, together with all exhibits and schedules thereto, and any actuarial opinion, affirmation or certification filed in connection therewith, and any Quarterly Statements for periods ended after January 1, 2006, together with all exhibits and schedules thereto, with respect to each FNT Subsidiary that is a regulated insurance company (an "FNT Insurance Company"), in each case as filed with the applicable Insurance Regulator, were prepared in conformity with SAP and present fairly in all material respects, to the extent required by and in conformity with SAP, the statutory financial condition of such FNT Insurance Company at their respective dates and the results of operations, changes in capital and surplus and cash flow of such FNT Insurance Company for each of the periods then ended. No deficiencies or violations material to the financial condition or operations of any FNT Insurance Company have been asserted in writing by any Insurance Regulator since January 1, 2004 which have not been cured or otherwise resolved to the satisfaction of such Insurance Regulator. Except as set forth in such Annual Statement for such FNT Insurance Company, no FNT Insurance Company has any material Liabilities that would be required by SAP to be set forth on a consolidated balance sheet of such FNT Insurance Company and its consolidated subsidiaries or in the notes thereto, other than Liabilities incurred after December 31, 2005 in the ordinary course of business consistent with past practice that would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect.

          (j) Information Supplied. The Form S-1 and the Information Statement will comply as to form in all material respects with the respective requirements of the Securities Act and the Exchange Act and the respective rules and regulations promulgated thereunder. None of the information supplied or to be supplied by FNT specifically for inclusion or incorporation by reference in (i) the Form S-1 will, at the time the Form S-1 becomes effective under the Securities Act, at the time any amendment or supplement thereto becomes effective under the Securities Act, at the time of the meeting of the FNF stockholders to be held for the purpose of approving the FIS Merger or at the Closing contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Information Statement will, at the date it is first mailed to FNT's stockholders or at the time of the FNT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by FNT in this Section 3.2(j) with respect to information supplied by FNF specifically for inclusion or incorporation by reference in the Form S-1 or the Information Statement.

          (k) Compliance with Applicable Laws. Each of FNT and the FNT Subsidiaries has in full force and effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under any such Permit, except for the failure of Permits to be in full force and effect and for defaults under Permits which failures or defaults would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect. Except as set forth in the Filed FNT SEC Documents, FNT and the FNT Subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules, regulations and orders of any Governmental Entity to which they are subject, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect. Except as set forth in the Filed FNT SEC Documents and except for routine examinations by any Insurance Regulator, there is no Action or Proceeding by any Governmental Entity pending or, to the knowledge of FNT, threatened against or with respect to FNT or any FNT Subsidiary, other than, in each case, those the outcome of which would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect. Except as set forth in Section 3.2(k) of the Disclosure Schedule, neither FNT nor any FNT Subsidiary is a party to any agreement, commitment or understanding, written or oral, with any Insurance Regulator, except for routine agreements, commitments and understandings with such Insurance Regulators which would not, individually or in the aggregate, reasonably be expected to have an FNT Material Adverse Effect.

          (l) Litigation. Except as set forth in Section 3.2(l) of the Disclosure Schedule, there is no material Action or Proceeding pending or, to the knowledge of FNT, threatened against or affecting FNT or any of the FNT Subsidiaries or seeking to prevent the consummation of any of the transactions contemplated by this Agreement, nor is there any material judgment, decree, injunction or order of any Governmental Entity outstanding against FNT or any of the FNT Subsidiaries. For purposes of this Section 3.2(l), the term "material" shall have the meaning specified in Section 3.2(l) of the Disclosure Schedule.

          (m) Brokers. No broker, investment banker, financial advisor or other Person, other than Banc of America Securities LLC, the fees and expenses of which will be paid by FNT, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Asset Contribution, the Spin-off, or the other transactions contemplated by this Agreement, based upon arrangements made by or on behalf of FNT.

          (n) Opinion of Financial Advisor. The special committee of the board of directors of FNT has received the opinion of its financial advisor, Banc of America Securities LLC, to the effect that, as of the date of such opinion, the aggregate number of FNT Shares to be issued by FNT to FNF pursuant to this Agreement in exchange for the Subject Securities and the Other Assets is fair, from a financial point of view, to FNT.

          (o) Voting Requirements. The affirmative vote of the holders of at least a majority of the outstanding shares of FNT Common Stock entitled to vote at the FNT Stockholders Meeting, voting as a single class, is the only vote of the holders of any class or series of FNT's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                    COVENANTS

          SECTION 4.1. Conduct of Business.

          (a) Conduct of Business by the Subject Companies. Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.1(a) of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, FNF shall cause each of the Subject Companies and the Subject Company Subsidiaries to carry on its business only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with any Governmental Entities, customers, suppliers, distributors, creditors, lessors, agents, insureds, reinsureds and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the

     Closing, except as set forth on Section 4.1(a) of the Disclosure Schedule or as otherwise expressly required by or provided for in this Agreement, FNF shall not permit any Subject Company or Subject Company Subsidiary to, without the prior consent of FNT, which shall not be unreasonably withheld or delayed:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of such Subject Company's or Subject Company Subsidiary's outstanding capital stock or other equity securities, (y) split, combine or reclassify any of its outstanding capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity securities, or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

               (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other equity securities, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares or other equity securities, voting securities or convertible securities other than upon the exercise of options or warrants issued by it and outstanding on the date of this Agreement;

               (iii) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or (y) any assets that are material, individually or in the aggregate, to the Subject Companies and the Subject Company Subsidiaries taken as a whole, except purchases of investment assets in the ordinary course of business consistent with past practice, except in each case for such transactions among Subject Companies and any Subject Company Subsidiaries;

               (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to any Subject Company and its subsidiaries taken as a whole, except in the ordinary course of business consistent with past practice;

               (v) amend or propose any change to its Organizational Documents;

               (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another Person, other than indebtedness in an amount less than $5,000,000 individually or $15,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice and other than indebtedness owing to or guarantees of indebtedness owing to such Subject Company or any direct or indirect wholly-owned subsidiary of such Subject Company (it being understood that such Subject

          Company's guarantee of the performance of a Subject Company Subsidiary to a third party customer or vendor shall not constitute an incurrence of indebtedness under this subsection), or (y) make any material loans, advances or capital contributions to, or investments in, any other Person, other than to such Subject Company or to any direct or indirect wholly-owned subsidiary of such Subject Company and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice;

               (vii) except in accordance with such Subject Company's or Subject Company Subsidiary's budget as of the date hereof, make or agree to make any new capital expenditure or expenditures which, individually, involves payments of in excess of $5,000,000 or, in the aggregate, involve payments of in excess of $15,000,000;

               (viii) make any tax election or settle or compromise any income tax Liability that, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect;

               (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Subject Company Financial Statements as at and for the year ended December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $5,000,000 in each case;

               (x) settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated hereby;

               (xi) make any change in accounting and, in the case of any FNF Insurance Company, underwriting or actuarial methods, principles or practices used by such Subject Company or Subject Company Subsidiary materially affecting its assets, liabilities or business, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by law or by a change in applicable accounting principles;

               (xii) other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which such Subject Company or Subject Company Subsidiary is a party; or

               (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) Conduct of Business by FNF. Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.1(b) of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, FNF shall carry on its business only in the ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as set forth on Section 4.1(b) of the Disclosure Schedule or as otherwise expressly required by or provided for in this Agreement, FNF shall not, without the prior consent of FNT, which shall not be unreasonably withheld or delayed:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its outstanding capital stock or other equity securities, other than ordinary quarterly cash dividends consistent with past practice, or (y) except as required by the terms of any agreement, arrangement or plan in effect as of the date hereof, purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

               (ii) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof or substantially all of the assets of any of the foregoing, or (y) any assets the acquisition of which would result in a material change in the Other Assets;

               (iii) make any tax election or settle or compromise any income tax Liability that, individually or in the aggregate, would reasonably be expected to have an FNF Material Adverse Effect;

               (iv) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the balance sheet as of December 31, 2005 included in the Unconsolidated FNF Financial Statements or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $10,000,000 in each case;

               (v) settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated hereby;

               (vi) acquire any equity securities issued by FIS;

               (vii) acquire any equity securities issued by FNT;

               (viii) loan or contribute funds to, or acquire any shares of capital stock of, National Title Insurance of New York, Inc.;

               (ix) other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which FNF is a party; or

               (x) authorize any of, or commit or agree to take any of, the foregoing actions.

          (c) Conduct of Business by FNT. Except as specifically contemplated by this Agreement or as required by applicable law or as set forth on Section 4.1(c) of the Disclosure Schedule, during the period from the date of this Agreement to the Closing, FNT shall, and shall cause the FNT Subsidiaries to, carry on its and their respective businesses only in the ordinary and usual course of business consistent with past practice and, to the extent consistent therewith, use all reasonable efforts to preserve intact its and their respective current business organizations, keep available the services of its and their current officers and employees and preserve its and their relationships with Governmental Entities, customers, suppliers, distributors, creditors, lessors, agents, insureds, reinsureds and others having business dealings with it and them to the end that its and their goodwill and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing, except as set forth on Section 4.1(c) of the Disclosure Schedule or as otherwise expressly required by or provided for in this Agreement, FNT shall not, and shall not permit any of the FNT Subsidiaries to, without the prior consent of FNF, which shall not be unreasonably withheld or delayed:

               (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any outstanding capital stock or other equity securities of FNT or such FNT Subsidiary, other than ordinary quarterly cash dividends consistent with past practice, (y) split, combine or reclassify any of its outstanding capital stock or other equity securities or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock or other equity securities or (z) purchase, redeem or otherwise acquire any shares of outstanding capital stock or other equity securities or any rights, warrants or options to acquire any such shares or other equity securities;

               (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than upon the exercise of options outstanding under the FNT Stock Plan on the date of this Agreement;

               (iii) acquire, in any transaction or a series of related transactions, by merger or otherwise, (x) any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or substantially all of the assets of any of the foregoing, or (y) any assets that are material, individually or in the aggregate, to FNT or any FNT Subsidiary, except purchases of investment assets in the ordinary course of business consistent with past practice, except, in each case, for such transactions among FNT and any FNT Subsidiary or between FNT Subsidiaries;

               (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to FNT or any FNT Subsidiary, except in the ordinary course of business consistent with past practice;

               (v) amend or propose any change to its Organizational Documents;

               (vi) (x) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another Person, other than indebtedness in an amount less than $25,000,000 individually or $50,000,000 in the aggregate, other than in the ordinary course of business consistent with past practice and other than indebtedness owing to or guarantees owing to FNT or any direct or indirect wholly-owned subsidiary of FNT (it being understood that FNT's guarantee of the performance of an FNT Subsidiary to a third party customer or vendor shall not constitute an incurrence of indebtedness under this subsection) or (y) make any material loans, advances or capital contributions to, or investments in, any other Person, other than to FNT or to any direct or indirect wholly-owned subsidiary of FNT and routine, immaterial advances to employees and other than purchases of investment assets in the ordinary course of business consistent with past practice;

               (vii) except in accordance with FNT's or such FNT Subsidiary's budget as of the date hereof, make or agree to make any new capital expenditure or expenditures which, individually, involves payments of in excess of $10,000,000 or, in the aggregate, involve payments of in excess of $25,000,000 or has not, prior to the date hereof, been budgeted by FNT or such FNT Subsidiary and approved by its board of directors;

               (viii) make any tax election or settle or compromise any income tax Liability that, individually or in the aggregate, would reasonably be expected to have an FNT Material Adverse Effect, except in the ordinary course of business consistent with past practice;

               (ix) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the audited consolidated and combined financial statements (or the notes thereto) of FNT as at and for the year ended December 31, 2005 or incurred since December 31, 2005 in the ordinary course of business consistent with past practice, or in amounts not in excess of $10,000,000 in each case;

               (x) settle or compromise any action, suit or other litigation or claim arising out of the transactions contemplated hereby;

               (xi) make any change in accounting, underwriting or actuarial methods, principles or practices used by FNT or any of the FNT Subsidiaries materially affecting its assets, liabilities or business, including any change with respect to establishment of reserves for unearned premiums, losses and loss adjustment expenses, except insofar as may be required by law or by a change in applicable accounting principles;

               (xii) other than in the ordinary course of business consistent with past practice, cancel, modify or waive any material debts or claims held by it or waive any material rights under any material contract to which FNT or any FNT Subsidiary is a party; or

               (xiii) authorize any of, or commit or agree to take any of, the foregoing actions.

          SECTION 4.2. Advice of Changes. During the period from the date of this Agreement until the Closing, FNF shall give prompt notice to FNT, and FNT shall give prompt notice to FNF, of any event, condition or circumstance of which it becomes aware that would constitute a violation or breach of this Agreement by it; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

          SECTION 5.1. Preparation of Form S-1 and the Information Statement; Preparation of Form S-8.

          (a) As soon as practicable following the date of this Agreement, FNT shall prepare, in consultation with FNF, and file with the SEC the Form S-1 (if necessary) and the Information Statement. FNT shall use its reasonable best efforts to respond promptly after consultation with FNF to any comments of the SEC or its staff and to have the Form S-1 declared effective under the Securities Act as promptly as practicable after such filing. FNT shall use its reasonable best efforts to cause the Information Statement to be mailed to FNT's stockholders as promptly as practicable. FNT shall also take, in consultation with FNF, any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the FNT Shares, the Spin-off, the issuance of the Replacement Options and Replacement Restricted Shares (as defined herein) and the adoption of the FNT Stock Plan Amendment. FNT shall not mail or use the Information Statement or any amendment or supplement thereto or any prospectus included in the Form S-1 or any amendment or supplement thereto without the prior approval of FNF of the form and content thereof, which approval will not be unreasonably withheld or delayed.

          (b) As soon as practicable following the completion of the Spin-off, FNT shall prepare, in consultation with FNF, and file with the SEC the Form S-8.

          SECTION 5.2. Treatment of FNF Equity Awards. In connection with the Spin-off, each of FNF and FNT shall cooperate and take all actions necessary, including seeking requisite stockholder approval, if necessary, to provide that outstanding equity awards held by employees and directors of FNF who after the Spin-off will be employed by or serve as a director of FNT or any FNT Subsidiary (the "FNT Service Providers") will be treated as follows:

          (a) Options. As of the effective time of the Spin-off, each outstanding option to purchase shares of FNF common stock (an "FNF Option") held by an FNT Service Provider will be replaced with an option to purchase shares of FNT Class A Common Stock (a "Replacement Option") granted under the FNT Stock Plan. Each Replacement Option shall be exercisable for a number of shares of FNT Class A Common Stock calculated by multiplying the number of shares of FNF common stock subject to such FNF Option as of the effective time of the Spin-off by the Option Exchange Number, rounding down to the nearest whole number. The "Option Exchange Number" shall equal the closing price of a share of FNF common stock on the business day immediately preceding the date that the Spin-off is consummated divided by the closing price of a share of FNT Class A Common Stock on the date that the Spin-off is consummated (or, if the Spin-off is consummated after the close of trading on the NYSE on such date, on the next business day following such date), rounded to the nearest ten thousandth. The exercise price for each share of FNT Class A Common Stock under a Replacement Option shall be calculated by dividing the exercise price for one share of FNF common stock under the related FNF Option as of the effective time of the Spin-off by the Option Exchange Number, rounding up to the nearest whole cent. No vesting schedule for any Replacement Option shall be modified as a result of the transaction contemplated hereby. Notwithstanding the foregoing, 50% of all FNF Options held as of the effective time of the Spin-off by any Dual Service Provider (other than the FNF Options that are subject to the Option Letter Agreement) will be replaced with Replacement Options, and the remaining 50% of the FNF Options (other than the FNF Options that are subject to the Option Letter Agreement) held by such Dual Service Provider will be assumed by FIS pursuant to the FIS Merger Agreement. The replacement of FNF Stock Options pursuant to this Section 5.2(a) shall in all circumstances satisfy Section 1.409A-1(b)(5)(v)(D) of the Proposed Regulations under Section 409A of the Code or any future guidance promulgated or issued thereunder.

          (b) Restricted Stock.

               (i) Each holder as of the Record Date of a share of FNF common stock which when issued was subject to forfeiture under an FNF stock plan and which remains subject to forfeiture as of the effective time of the Spin-off (an "FNF Restricted Share"), shall receive the Spin-off dividend pursuant to Section 5.15; provided, however, that such Spin-off dividend shall be subject to the same terms, conditions and restrictions applicable to its corresponding FNF Restricted Share based upon continued service with FNT and its affiliates.

               (ii) Immediately prior to the effective time of the Spin-off, each FNF Restricted Share held by an FNT Service Provider will be forfeited by such FNT Service provider and, as of the effective time of the Spin-off, FNT shall issue in replacement of such FNF Restricted Share, a number of restricted shares of FNT Class A Common Stock (a "Replacement Restricted Share") calculated by multiplying the number of such FNF Restricted Shares by the Restricted Share Exchange Number, rounding down to the nearest whole number. The "Restricted Share Exchange Number" shall equal the product of A divided by B, where A equals the closing price of a share of FNF common stock on the business day immediately preceding the date that the Spin-off is consummated minus the closing price of a share of FNT Class A Common Stock on the business day immediately preceding the date that the Spin-off is consummated, and B equals the closing price of a share of FNT Class A Common Stock on the date that the Spin-off is consummated (or, if the Spin-off is consummated after the close of trading on the NYSE on such date, on the next business day following such date), rounded to the nearest ten thousandth. Each Replacement Restricted Share shall be subject to the same terms, conditions and restrictions applicable to its corresponding FNF Restricted Share based upon continued service with FNT and its affiliates. Notwithstanding the foregoing, 50% of FNF Restricted Shares held as of the effective time of the Spin-off by any Dual Service Provider will be canceled and replaced with Replacement Restricted Shares in accordance with the foregoing, and the remaining 50% of the FNF Restricted Shares held by such Dual Service Provider shall be converted into restricted shares of FIS Common Stock pursuant to the FIS Merger Agreement.

          (c) Vesting. Except as may be otherwise set forth in any employment agreement entered into by FNF with any of its employees with respect to FNF Options, FNF shall take all necessary action to ensure that the vesting of outstanding FNF Options under FNF equity compensation plans is not accelerated by the occurrence of the Asset Contribution, the Spin-off or the FIS Merger, including by making any necessary amendments to such equity plans or obtaining any required consents of plan participants.

          SECTION 5.3. Employee Benefits. FNT agrees to (i) provide coverage for employees of FNF and the Subject Companies who become employees of FNT or a FNT Subsidiary under its medical, dental and health plans as of the Closing Date,
(ii) waive any preexisting conditions, waiting periods and actively at work requirements under such plans, and (iii) cause such plans to honor any expenses incurred by the employees and their beneficiaries under similar plans of FNF and the Subject Companies during the portion of the calendar year in which the Closing occurs but prior to the Closing Date for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket expenses. FNT will cause any FNT Benefit Plan (and any other employee benefit plans established by FNT after the date hereof) in which the employees of FNF and the Subject Companies are eligible to participate after the Effective Time to take into account for purposes of eligibility, vesting and benefit accrual thereunder (but, in respect of benefit accrual, only to the extent it would not result in a duplication of benefits for the same period of service), service with FNF and its Subsidiaries as if such service were with FNT, to the same extent such service was credited under a comparable plan of FNF or any of the Subject Companies prior to the Closing Date. With respect to (i) all FNF employee benefit plans within the meaning of Section 3(3) of ERISA, including the Fidelity National Financial Group 401(k) Profit Sharing Plan, and (ii) the FNF Employee Stock Purchase Plan, FNF shall, to the extent any such plan is not terminated (and all assets distributed and all liabilities satisfied) prior to the Closing Date, cause the sponsorship of such plans to be transferred to FNT on or prior to the Closing Date, together with all insurance policies, bonds, and trust, services and other agreements relating to such plans, and FNT agrees to assume, or cause a FNT Subsidiary to assume such plans and liabilities.

          SECTION 5.4. FNT Stockholders Meeting. FNT shall use reasonable best efforts to take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of its stockholders (the "FNT Stockholders Meeting") as promptly as practicable to consider and vote upon the approval of (i) the issuance of the FNT Shares, (ii) the adoption of the FNT Stock Plan Amendment and (iii) the adoption of the Amended and Restated Articles. FNT shall, through its board of directors, recommend to its stockholders approval of the foregoing matters. FNF agrees to vote the shares of FNT Common Stock held by it in favor of approval of the foregoing matters at the FNT Stockholders Meeting.

          SECTION 5.5. Access to Information.

          (a) FNT shall afford to FNF and the officers, employees, counsel, financial advisors, accountants, actuaries and other representatives ("Representatives") of FNF reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments, personnel and records and, during such period, FNT shall furnish as promptly as practicable to FNF such information concerning its business, properties, financial condition, operations and personnel as FNF may from time to time reasonably request.

          (b) FNF shall afford to FNT and the Representatives of FNT reasonable access during normal business hours during the period prior to the Closing to all of the properties, books, contracts, commitments, personnel and records of the Subject Companies or relating to the Other Assets and the Assumed Liabilities and, during such period, FNF shall furnish as promptly as practicable to FNT such information concerning the business, properties, financial condition, operations and personnel of the Subject Companies or relating to the Other Assets and the Assumed Liabilities as FNT may from time to time reasonably request.

          (c) Each party agrees that its officers will confer on a regular and frequent basis with the officers of the other party with respect to their respective operations, provided that the parties will not confer on any matter to the extent inconsistent with applicable law.

          (d) After the Closing, upon reasonable notice, each party (the "Providing Party") shall furnish or cause to be furnished to the other party (the "Requesting Party") and its Representatives during normal business hours and at the expense of the

     Requesting Party such assistance and access to information, including all original agreements, documents, books, records and files, of the Providing Party and its subsidiaries as the Requesting Party shall reasonably request in connection with financial reporting and accounting matters, the preparation of and filing of any tax returns, reports or forms or the defense of any tax claim or assessment, the preparation and filing of reports and other filings with any Governmental Entity or any other reasonable purpose, provided that such assistance and access does not unreasonably disrupt the normal operations of the Providing Party or any of its subsidiaries. Except as required by applicable law, all confidential information of the Providing Party so obtained by the Requesting Party shall be kept confidential by the Requesting Party.

          SECTION 5.6. Reasonable Best Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

          SECTION 5.7. Public Announcements. FNT and FNF shall consult with each other before issuing, and provide each other with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange (in which case the party subject to such obligations shall advise the other party of such requirement).

          SECTION 5.8. Consents, Approvals and Filings. FNF and FNT shall use reasonable best efforts to make and cause their respective subsidiaries to make all necessary filings, as soon as practicable, including those required under the Securities Act, the Exchange Act, state securities laws and state insurance laws in order to facilitate prompt consummation of the transactions contemplated by this Agreement. In addition, FNF and FNT shall each use its reasonable best efforts, and shall cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary or advisable for the consummation of the transactions contemplated by this Agreement. Each of FNF and FNT shall use its reasonable best efforts to provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of FNF and FNT shall provide to the other party copies of all applications at least three business days in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement.

          SECTION 5.9. Directors and Officers. FNT shall cause (a) the membership of the board of directors of FNT to be as set forth on Section 5.9(a) of the Disclosure Schedule and (b) each individual listed on Section 5.9(b) of the Disclosure Schedule to hold the office or offices set forth thereon opposite such individual's name, in each case effective upon the consummation of the Closing. In the event that any person listed on Section 5.9(a) or 5.9(b) of the Disclosure Schedule is unwilling or unable to serve in the capacity indicated, FNF and FNT shall mutually agree upon a substitute for such person.

          SECTION 5.10. Section 16 Matters. Each of FNF and FNT and their respective boards of directors (and any committees thereof) shall adopt such resolutions as are necessary for purposes of Rule 16b-3 under the Exchange Act to specifically approve any acquisitions or dispositions of equity securities of FNF or FNT (including derivative securities) in connection with this Agreement, in each case by each officer or director of FNF or FNT who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FNF or FNT, as the case may be.

          SECTION 5.11. Related Party Agreements.

          (a) FNT and FNF shall, and shall cause their respective subsidiaries that are party to any of the agreements listed on Section 5.11 of the Disclosure Schedule (the "Related Party Agreements") to, enter into the amendments to the Related Party Agreements described in Section 5.11 of the Disclosure Schedule, which amendments shall be effective at or prior to the Closing.

          (b) At or prior to the Closing, FNT shall, and FNF shall cause FIS to, enter into the Cross-Indemnity Agreement, which shall be effective as of the Closing.

          (c) At or prior to the Closing, FNT and FNF shall, and FNF shall cause FIS to, enter into the Tax Disaffiliation Agreement, which shall be effective as of the Closing.

          SECTION 5.12. Certain Contributions.

          (a) Prior to the Closing, FNT shall contribute all the shares of capital stock of the FNT Subsidiaries held by FNT to a newly-formed, wholly-owned subsidiary of FNT.

          (b) Prior to the Closing, FNF shall contribute to FIS all the shares of capital stock of National Title Insurance of New York, Inc.

          SECTION 5.13. Amended and Restated Articles. Immediately after the consummation of the FIS Merger, FNT shall file the Amended and Restated Articles with the Secretary of State for the State of Delaware, such Amended and Restated Articles to be effective upon such filing.

          SECTION 5.14. Intercompany Agreements. At or prior to the Closing, FNF and FNT shall cause all of the agreements listed on Section 5.15 of the Disclosure Schedule (the "Intercompany Agreements") to be terminated.

          SECTION 5.15. Spin-off.

          (a) Immediately following the FNT Stockholders Meeting, the board of directors of FNF shall approve and formally declare the Spin-off dividend (the "Spin-off Declaration") and set the Record Date. Immediately following the Closing, FNF shall deliver to Continental Stock Transfer & Trust Company (the "Transfer Agent") certificates representing the shares of FNT Class A Common Stock to be delivered to the holders of FNF common stock entitled thereto in connection with the Spin-off, and immediately prior to the consummation of the FIS Merger, the Transfer Agent shall distribute to each holder (other than FNF or any FNF Subsidiary) of record of common stock of FNF, as of the close of business on the record date designated by or pursuant to the authorization of the board of directors of FNF, such number of shares of FNT Class A Common Stock as shall be determined in accordance with the formula set forth in the Spin-off Declaration.

          (b) FNT agrees to take any and all actions and enter into any and all agreements and arrangements reasonably requested by FNF to facilitate the Spin-off (no matter the form of the Spin-off), including with respect to the matters set forth in Sections 5.1 and 5.20 of this Agreement, and to cooperate with FNF in connection with the Spin-off. FNT shall use its reasonable best efforts to cause its Representatives to cooperate with FNF in connection with the Spin-off, including making FNT executives available for any roadshow presentations, providing any indemnities and causing comfort letters, legal opinions and disclosure letters required by FNF to be provided in connection therewith and shall take all actions necessary or desirable to cause such documents to be in customary form.

          (c) No certificates representing fractional shares of FNT Class A Common Stock will be distributed in the Spin-off. As soon as practicable after the consummation of the Spin-off, FNT shall direct the Transfer Agent to determine the number of whole shares and fractional shares of FNT Class A Common Stock allocable to each holder of record or beneficial owner of FNF Common Stock otherwise entitled to fractional shares of FNT Class A Common Stock, to aggregate all such fractional shares and sell the whole shares obtained thereby, in open market transactions or otherwise, in each case at then prevailing trading prices, and to cause to be distributed to each such holder or for the benefit of each such beneficial owner to which a fractional share shall be allocable such holder or owner's ratable share of the proceeds of such sale, after making appropriate deductions for any amount required to be withheld for United States federal income tax purposes and to repay expenses reasonably incurred by the Transfer Agent, including all brokerage charges, commissions and transfer taxes, in connection with such sale. FNT and the Transfer Agent shall use their commercially reasonable efforts to aggregate the shares of FNT Class A Common Stock that may be held by any beneficial owner thereof through more than one account in determining the fractional share allocable to such beneficial owner.

          SECTION 5.16. Indemnification and Insurance.

          (a) From and after the Closing, FNT agrees that it will indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Closing, (i) an officer or director of FNF or (ii) an officer or director of any other enterprise at the request of FNF (the "Indemnified Parties"), in respect of all acts or omissions occurring at or prior to the Closing (including in respect of the transactions contemplated by this Agreement), to the same extent provided under the Organizational Documents of FNF as in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law. Each Indemnified Party shall be entitled to advancement of expenses, provided such Indemnified Party provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification. Any determination to be made as to whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party and FNT, retained at FNT's expense.

          (b) FNT shall purchase and maintain for a period of not less than six years from the Closing Date a directors' and officers' insurance and indemnification policy providing coverage for events occurring prior to the Closing (the "New D&O Insurance") for all Persons who are directors, officers or employees of FNF or any subsidiary on the date of this Agreement (other than for any director, officer or employee of FIS or any subsidiary of FIS acting in his or her capacity as such). The New D&O Insurance shall (i) provide coverage substantially the same as that provided under the directors' and officers' insurance and indemnification policy currently maintained for the benefit of such Persons (the "Existing D&O Insurance"), (ii) be issued by an issuer that has a claims-paying rating at least equal to that of the issuer of the Existing D&O Insurance, and (iii) be on terms and subject to conditions that are no less advantageous to such Persons than the Existing D&O Insurance to the extent commercially available.

          (c) FNT agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Parties in successfully enforcing the indemnity or other obligations of FNT under this
     Section 5.16. The provisions of this Section 5.16 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. This Section 5.16 shall not limit any other indemnification rights any Indemnified Party may have against FNF or any subsidiary.

          (d) In the event that FNT or any of its successors or assigns (i) consolidates or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of FNT assume the obligations set forth in this Section 5.16.

          SECTION 5.17. NYSE Listing. FNT shall use its reasonable best efforts to cause the shares of FNT Class A Common Stock (i) constituting the FNT Shares and (ii) to be reserved for issuance upon conversion of the Replacement Options, to be authorized for listing on the New York Stock Exchange subject to official notice of issuance, prior to the Closing Date.

          SECTION 5.18. Conversion of FNT Class B Common Stock. Concurrently with the Closing, and immediately prior to the consummation of the Spin-off in accordance with Section 5.15, FNF shall convert all shares of FNT Class B Common Stock held by it into shares of FNT Class A Common Stock in the manner set forth in the articles of incorporation of FNT in effect prior to the amendment thereof contemplated by this Agreement, and FNT shall deliver to FNF a certificate or certificates representing such shares of FNT Class A Common Stock and shall do all things necessary and proper to give effect to and record such conversion in the books and records of FNT.

          SECTION 5.19. Repayment of Promissory Notes. Prior to the Closing, FNF shall repay the outstanding principal and interest owing under the intercompany promissory notes referred to in item 10 of Section 4.1(c) of the Disclosure Schedule.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

          SECTION 6.1. Conditions Precedent to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereby are subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Governmental and Regulatory Consents. All filings required to be made prior to the Closing with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing from, Governmental Entities, including those set forth in Sections 3.1(c) and 3.2(c) of the Disclosure Schedule, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), and such consents, approvals, permits and authorizations shall be subject to no conditions other than (i) conditions customarily imposed by insurance regulatory authorities or (ii) other conditions that would not, individually or in the aggregate, reasonably be expected to have an FNF Material Adverse Effect or an FNT Material Adverse Effect. With respect to any notifications required pursuant to the HSR Act in connection with this Agreement, the applicable waiting period and any extensions thereof shall have expired or been terminated.

          (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect and no Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law deemed applicable to the transactions contemplated hereby individually or in the aggregate resulting in, or that is reasonably likely to result in, any of the foregoing; provided, however, that the party invoking this condition shall have used reasonable efforts to have any such order or injunction vacated.

          (c) FNT Stockholder Approval. The issuance of the FNT Shares, the adoption of the FNT Stock Plan Amendment and the adoption of the Amended and Restated Articles shall have been approved or adopted, as the case may be, by the affirmative vote of the stockholders of FNT by the requisite vote in accordance with the Delaware General Corporation Law and the requirements of the New York Stock Exchange Listed Company Manual.

          (d) Form S-1. The Form S-1 shall have become effective under the Securities Act and shall not be the subject of any stop order and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) FIS Merger Agreement. The FIS Merger Agreement shall be in full force and effect, all of the conditions to the consummation of the FIS Merger contemplated thereby shall have been satisfied or waived (other than the occurrence of the Spin-off) and FNF and FIS shall be ready to complete the FIS Merger immediately after the effective time of the Spin-off.

          (f) Amendment of Related Party Agreements. The Related Party Agreements shall have been amended in accordance with Section 5.11.

          (g) Termination of Intercompany Agreements. FNF and FNT shall have terminated all of the Intercompany Agreements.

          SECTION 6.2. Conditions Precedent to Obligations of FNT. The obligations of FNT to consummate the transactions contemplated hereby are further subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by FNT to the extent permitted by applicable law:

          (a) Representations and Warranties. The representations and warranties of FNF set forth in this Agreement shall be true and correct (without regard to any qualifications or references to FNF Material Adverse Effect, Subject Company Material Adverse Effect, "material", "knowledge" or any other materiality or knowledge qualifications or references contained in any specific representation or warranty), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct as of such date, and (ii) where any failure of the representations or warranties in the aggregate to be true and correct would not reasonably be expected to have an FNF Material Adverse Effect, provided that the representations and warranties of FNF made in Section 3.1(b), the first sentence of Section 3.1(a) and the first, second and third sentences of Section 3.1(c) shall be true and correct in all material respects. FNT shall have received a certificate dated as of the Closing Date and signed on behalf of FNF by a duly authorized executive officer of FNF confirming, to such officer's knowledge, the matters set forth in this Section 6.2(a) and Sections 6.2(f) and 6.2(g).

          (b) Performance of Obligations of FNF. FNF shall have complied with or performed in all material respects all covenants and agreements required by this Agreement to be complied with or performed by it under this Agreement at or prior to the Closing Date, and FNT shall have received a certificate dated as of the Closing Date and signed on behalf of FNF by a duly authorized executive officer of FNF to such effect.

          (c) Third-Party Consents and Waivers. All consents and waivers required to be obtained by FNF from third parties other than Governmental Entities in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, individually or in the aggregate, would not have an FNF Material Adverse Effect.

          (d) Other Agreements. FIS shall have executed and delivered the Cross-Indemnity Agreement and FNF and FIS shall have executed and delivered the Tax Disaffiliation Agreement.

          (e) Tax Matters. FNF shall have received (i) an opinion of its special tax advisor, Deloitte Tax LLP, in substance and form reasonably satisfactory to FNT, dated the Closing Date, to the effect that, for U.S. federal income tax purposes, the Asset Contribution will qualify as a reorganization within the meaning of Section 368(a) of the Code (taking into account the Spin-off), and the Spin-off will qualify as a tax-free transaction under Section 355 and related provisions of the Code (including
     Section 361(c)(1)) for both FNF and its stockholders, and (ii) from the IRS a private letter ruling, in substance and form reasonably satisfactory to FNT, that specifically includes rulings 1, 6, 15, 24 and 25 as requested in
     Section VI of the request letter from Deloitte Tax LLP to the IRS dated June 2, 2006, or rulings substantially to that effect, and such rulings shall be in full force and effect.

          (f) FNF Board Approval of Spin-off. The board of directors of FNF shall have adopted the Spin-off Declaration.

          (g) Assumed Liabilities. As of the Closing, the total Assumed Liabilities (other than Liabilities subject to indemnification obligations by FNT in favor of FNF as of the date of this Agreement) that would be reflected on an unconsolidated balance sheet of FNF prepared in accordance with GAAP shall not exceed $100,000,000.

          SECTION 6.3. Conditions Precedent to Obligations of FNF. The obligations of FNF to consummate the transactions contemplated hereby are further subject to the satisfaction on or prior to the Closing Date of the following conditions, any one or more of which may be waived by FNF to the extent permitted by applicable law:

          (a) Representations and Warranties. The representations and warranties of FNT set forth in this Agreement shall be true and correct (without regard to any qualifications or references to FNT Material Adverse Effect, "material", "knowledge" or any other materiality or knowledge qualifications or references contained in any specific representation or warranty), in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent any such representation and warranty speaks as of an earlier date, in which event such representation and warranty shall be true and correct as of such date, and (ii) where any failure of the representations or warranties in the aggregate to be true and correct would not reasonably be expected to have an FNT Material Adverse Effect, and FNF shall have received a certificate dated as of the Closing Date and signed on behalf of FNT by a duly authorized executive officer of FNT confirming, to such officer's knowledge, the matters set forth in this Section 6.3(a).

          (b) Performance of Obligations of FNT. FNT shall have complied with or performed in all material respects all covenants and agreements required by this Agreement to be complied with or performed by it under this Agreement at or prior to the Closing Date, and FNF shall have received a certificate dated as of the Closing Date and signed on behalf of FNT by a duly authorized executive officer of FNT to such effect.

          (c) Third-Party Consents and Waivers. All consents and waivers required to be obtained by FNT from third parties other than Governmental Entities in connection with the consummation of the transactions contemplated hereby shall have been obtained, other than those which, if not obtained, individually or in the aggregate, would not have an FNT Material Adverse Effect.

          (d) Other Agreements. FNT shall have executed and delivered the Cross-Indemnity Agreement and the Tax Disaffiliation Agreement.

          (e) NYSE Listing. The shares of FNT Class A Common Stock (i) constituting the FNT Shares and (ii) to be reserved for issuance upon conversion of the Replacement Options, shall have been authorized for listing on the New York Stock Exchange upon official notice of issuance.

          (f) Tax Matters. FNF shall have received (i) an opinion of its special tax advisor, Deloitte Tax LLP, in substance and form satisfactory to FNF, dated the Closing Date, to the effect that, for U.S. federal income tax purposes, the Asset Contribution will qualify as a reorganization within the meaning of Section 368(a) of the Code (taking into account the Spin-off), and the Spin-off will qualify as a tax-free transaction under
     Section 355 and related provisions of the Code (including Section 361(c)(1)) for both FNF and its stockholders, and (ii) from the IRS a private letter ruling, in substance and form satisfactory to FNF, that specifically includes rulings 1, 6, 15, 24 and 25 as requested in Section VI of the request letter from Deloitte Tax LLP to the IRS dated June 2, 2006, or rulings substantially to that effect, and such rulings shall be in full force and effect.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

          SECTION 7.1. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing, whether before or after approval of matters presented in connection with the FNT Stockholders Meeting:

          (a) by mutual written consent of FNT and FNF, as authorized by action of the respective special committees of independent members of the boards of directors of FNT and FNF;

          (b) by either FNT or FNF:

               (i) if, upon a vote at the FNT Stockholders Meeting or any adjournment or postponement thereof, the FNT Stockholder Approval shall not have been obtained;

               (ii) if the Closing shall not have been consummated on or before December 31, 2006; provided that the right to terminate this Agreement pursuant to this clause (ii) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Closing to be consummated by such date;

               (iii) if the FIS Merger Agreement shall have been terminated;

               (iv) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

          (c) by FNF in its sole discretion.

          SECTION 7.2. Effect of Termination. In the event of termination of this Agreement by either FNF or FNT as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any Liability on the part of FNF or FNT, other than Section 3.1(m), Section 3.2(m), this Section 7.2 and Article VIII. Nothing contained in this Section 7.2 shall relieve any party from any Liability resulting from any willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement. If FNF terminates this Agreement pursuant to Section 7.1(c), FNF shall reimburse FNT for all of its reasonable costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees of Banc of America Securities LLC and FNT's attorneys and accountants and any SEC filing expenses incurred in connection with the FNT Stockholder Approval.

          SECTION 7.3. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties, as authorized by action of the respective special committees of independent members of the boards of directors of each of the parties.

          SECTION 7.4. Extension; Waiver. At any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to
Section 7.3, waive compliance with any of the agreements of the other parties contained in this Agreement. The conditions to each of the parties' obligations to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

          SECTION 8.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing.

          SECTION 8.2. Fees and Expenses. Except as otherwise provided in
Section 7.2, prior to the Closing each party hereto shall pay its own fees and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. For the avoidance of doubt, FNT shall bear all SEC registration fees, any state filing fees, and all printing, mailing, solicitation and other expenses associated with the Information Statement, the Form S-1 and the FNT Stockholder Vote. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (including penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be paid by FNT when due, and FNT will indemnify FNF against Liability for any such taxes.

          SECTION 8.3. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered Personally or sent by overnight courier (providing proof of delivery) or by facsimile to the parties at the following addresses or facsimile numbers (or as shall be specified by like notice):

          (a) if to FNF, to

              601 Riverside Ave.,
              Jacksonville, FL 32207
              Fax: (904) 357-1005
              Attention: General Counsel

              and, if prior to Closing, with a copy (which shall not constitute notice) to:

              LeBoeuf, Lamb, Greene & MacRae LLP
              125 West 55th Street
              New York, NY 10019
              Fax: (212) 424-8500
              Attention: Robert S. Rachofsky
                         Gary D. Boss

              and, if prior to Closing, with a copy (which shall not constitute notice) to:

              Sullivan & Cromwell LLP
              125 Broad Street
              New York, NY 10004
              Fax: (212) 558-3588
              Attention: Neil T. Anderson
                         John J. O'Brien

          (b) if to FNT, to

              601 Riverside Ave.,
              Jacksonville, FL 32207
              Fax: (904) 854-4380
              Attention: General Counsel

              and, if prior to Closing, with a copy (which shall not constitute notice) to:

              Foley & Lardner LLP
              One Independent Drive, Suite 1300
              Jacksonville, FL 32202
              Fax: (904) 359-8700
              Attention: Charles V. Hedrick, Esq.

Any notice, request or other communication given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered Personally; on the next business day after deposit with an overnight courier, if sent by an overnight courier; or upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request or other communication shall be followed up within one business day by dispatch pursuant to one of the other methods described herein).

          SECTION 8.4. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any fact or item disclosed on any section of the Disclosure Schedule shall be deemed disclosed on all other sections of the Disclosure Schedule to the extent such fact's or item's application to such other section is reasonably apparent on the face of the Disclosure Schedule. Disclosure of any item in the Disclosure Schedule shall not be deemed an admission that such item represents a material item, fact, exception of fact, event or circumstance or that occurrence or non-occurrence of any change or effect related to such item would result in an FNF Material Adverse Effect or an FNT Material Adverse Effect. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other party.

          SECTION 8.6. Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Disclosure Schedule) and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. Except as expressly provided in Section 5.16, this Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any legal or equitable rights, remedies or claims. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with this Agreement without notice or Liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

          SECTION 8.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise (other than by operation of law in a merger) by any party without the prior written consent of the other party, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 8.8. Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 8.9. Enforcement; Venue; Waiver of Jury Trial.

          (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state court, which in either case is located in Jacksonville, Florida (any such federal or state court, a "Jacksonville Court"), in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Jacksonville Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such Jacksonville Court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Jacksonville Court.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.9.

          SECTION 8.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          IN WITNESS WHEREOF, FNF and FNT have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        FIDELITY NATIONAL FINANCIAL, INC.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        FIDELITY NATIONAL TITLE GROUP, INC.


                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                   SCHEDULE A

                               SCHEDULED ENTITIES

Fidelity National Insurance Company

Fidelity National Insurance Services, Inc.

Fidelity National Timber Resources Inc.

FNF Capital Leasing, Inc.

FNF Holding, LLC

FNF International Holdings, Inc.

National Alliance Marketing Group, Inc.

Rocky Mountain Aviation, Inc.